Exhibit 99.2

Cowen Group, Inc.

Condensed Consolidated Statements of Financial Condition

(in thousands, except share and per share data)

(unaudited)

	September 30,	December 31,
	2009	2008
Assets
Cash and cash equivalents	$89,827	$108,595
Restricted cash pursuant to escrow agreement	501	13,034
Securities owned, at fair value	13,262	8,632
Receivable from brokers, dealers and clearing brokers	35,743	17,918
Corporate finance and syndicate receivables, net	7,626	3,391
Due from related parties	2,257	1,087
Exchange memberships, at cost (fair value of $274 and $221 at September 30, 2009 and December 31, 2008, respectively)	379	379
Investments	16,802	15,141
Furniture, fixtures, equipment and leasehold improvements (net of accumulated depreciation and amortization of $13,864 and $11,863 at September 30, 2009 and December 31, 2008, respectively)	8,600	10,472
Goodwill	2,551	2,551
Intangible assets, net	214	369
Other assets	14,427	25,929
Total assets	$192,189	$207,498
Liabilities and Equity
Liabilities
Bank overdrafts	$884	$242
Securities sold, not yet purchased, at fair value	25,151	4,141
Payable to brokers, dealers and clearing brokers	1,396	214
Employee compensation and benefits payable	22,396	34,453
Legal reserves and legal expenses payable (see Note 11, Commitments, Contingencies and Guarantees)	3,209	7,798
Accounts payable, accrued expenses and other liabilities	9,776	17,010
Total liabilities	62,812	63,858
Equity
Cowen Group, Inc. stockholders’ equity:
Preferred stock, par value $0.01 per share; 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, par value $0.01 per share; 100,000,000 shares authorized, 15,042,290 and 14,201,448 shares issued and outstanding at September 30, 2009 and December 31, 2008, respectively (including 2,971,894 and 2,963,960 restricted shares, respectively)	110	110
Additional paid-in capital	232,980	223,567
Accumulated deficit	(104,996)	(80,716)
Accumulated other comprehensive loss	(409)	(846)
Total Cowen Group, Inc. stockholders’ equity	127,685	142,115
Noncontrolling interest	1,692	1,525
Total equity	129,377	143,640
Total liabilities and equity	$192,189	$207,498

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

Cowen Group, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Revenues
Investment banking	$11,842	$11,369	$28,917	$45,733
Brokerage	33,150	41,408	103,773	116,607
Interest and dividend income	76	672	367	2,814
Other	3,096	4,588	8,625	10,543
Total revenues	48,164	58,037	141,682	175,697
Expenses
Employee compensation and benefits	38,387	39,121	98,920	106,835
Floor brokerage and trade execution	4,038	2,720	10,268	8,233
Service fees	4,145	4,125	12,504	12,451
Communications	3,097	3,691	9,095	11,233
Occupancy and equipment	4,122	4,225	12,348	12,444
Marketing and business development	1,573	2,577	6,836	10,080
Depreciation and amortization	794	716	2,299	2,003
Goodwill impairment	—	50,000	—	50,000
Other	4,276	6,690	12,938	18,348
Total expenses	60,432	113,865	165,208	231,627
Operating loss	(12,268)	(55,828)	(23,526)	(55,930)
Gain on exchange memberships	—	609	—	609
Loss before income taxes	(12,268)	(55,219)	(23,526)	(55,321)
Provision for income taxes	975	6,486	565	6,441
Net loss	(13,243)	(61,705)	(24,091)	(61,762)
Less: net income attributable to noncontrolling interests	85	—	189	—
Net loss attributable to Cowen Group, Inc.	$(13,328)	$(61,705)	$(24,280)	$(61,762)
Weighted average common shares outstanding:
Basic	12,057	11,261	11,709	11,251
Diluted	12,057	11,261	11,709	11,251
Earnings (loss) per share:
Basic	$(1.11)	$(5.48)	$(2.07)	$(5.49)
Diluted	$(1.11)	$(5.48)	$(2.07)	$(5.49)

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

Cowen Group, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2009	2008
Cash flows from operating activities
Net loss	$(24,091)	$(61,762)
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Share-based compensation	9,061	7,051
Depreciation and amortization	2,299	2,003
Deferred income taxes	914	5,697
Goodwill impairment	—	50,000
(Increase) decrease in operating assets:
Restricted cash pursuant to escrow agreement	12,533	7,503
Securities owned, at fair value	(4,630)	7,757
Receivable from brokers, dealers and clearing brokers	(17,825)	18,732
Corporate finance and syndicate receivables, net	(4,235)	5,806
Due from related parties	(1,170)	2,437
Other assets	11,386	7,951
Increase (decrease) in operating liabilities:
Bank overdrafts	642	(579)
Securities sold, not yet purchased, at fair value	21,010	(16,601)
Payable to brokers, dealers and clearing brokers	1,182	280
Employee compensation and benefits payable	(12,057)	(38,341)
Legal reserves and legal expenses payable	(4,589)	(7,789)
Accounts payable, accrued expenses and other liabilities	(7,238)	141
Net cash used in operating activities	(16,808)	(9,714)
Cash flows from investing activities
Acquisition, net of cash acquired	—	(3,107)
Purchases of investments	(1,749)	(13,651)
Distributions from investments	88	2,908
Purchases of fixed assets	(271)	(1,129)
Net cash used in investing activities	(1,932)	(14,979)
Cash flows from financing activities
Share repurchases	—	(4,351)
Contributions from noncontrolling interest	(28)	1,082
Net cash provided by (used in) financing activities	(28)	(3,269)
Net decrease in cash and cash equivalents	(18,768)	(27,962)
Cash and cash equivalents
Beginning of period	108,595	139,879
End of period	$89,827	$111,917
Supplemental disclosure of cash flow information
Cash paid during the period for:
Interest	$206	$154
Income taxes	$247	$2,061

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

Cowen Group, Inc.

Condensed Consolidated Statements of Comprehensive Loss

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2009	2008

Net loss	$(24,091)	$(61,762)
Other comprehensive income:
Foreign currency translation adjustment (net of taxes)	437	(165)

Comprehensive loss	(23,654)	(61,927)

Less: comprehensive income attributable to noncontrolling interests	189	—

Comprehensive loss attributable to Cowen Group, Inc.	$(23,843)	$(61,927)

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

Cowen Group, Inc.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

1. Organization and Basis of Presentation

Cowen Group, Inc. (together with its subsidiaries, the “Company”) was incorporated in Delaware on February 15, 2006 with the issuance of 100 shares of common stock with a par value of $0.01 per share. The Company completed an initial public offering (“IPO”) of its common stock on July 12, 2006. Prior to July 12, 2006, the Company was a wholly-owned subsidiary of SG Americas Securities Holdings, Inc. (“SGASH”). SGASH was a wholly-owned subsidiary of SG Americas, Inc. (“SGAI”), which in turn was a wholly-owned subsidiary of Société Générale (“SG”). The Company is operated and managed on an integrated basis as a single operating segment and primarily provides investment banking, institutional brokerage and research products and services to its clients. Certain material subsidiaries of the Company and other entities in which the Company has a controlling financial interest are discussed below.

Cowen and Company, LLC (“Cowen”), a Delaware single-member limited liability company, is the United States broker-dealer subsidiary of the Company. Cowen is a full-service investment banking and securities brokerage firm focused on the emerging growth sectors of healthcare, technology, media and telecommunications, consumer, aerospace & defense, and alternative energy, operating primarily in the United States. Cowen clears its securities transactions on a fully disclosed basis through National Financial Services, LLC and does not carry customer funds or securities.

Cowen International Limited (“CIL”), a corporation formed under the laws of England and Wales, is the United Kingdom broker-dealer subsidiary of the Company. CIL is an investment banking and brokerage firm also focused on the emerging growth sectors of healthcare, technology, media and telecommunications, consumer, aerospace & defense, and alternative energy, primarily in Europe.

Cowen Asset Management, LLC (“CAM US”), a Delaware single-member limited liability company, was a wholly-owned subsidiary of the Company through April 27, 2009, at which point the Company effected a recapitalization of CAM US and transitioned to a minority owner. CAM US focused on a growth-oriented investment style centered on small and mid-sized companies based in North America.

Cowen Asset Management Limited (“CAM UK”), a corporation formed under the laws of England and Wales, is a wholly-owned subsidiary of the Company. CAM UK provides traditional asset management services for investors outside the United States, focusing on a global equity strategy. Cowen Funds p.l.c. (the “Cowen Funds”), an open-ended investment company (“OEIC”) with variable capital, is incorporated with limited liability in Ireland, regulated by the Irish Financial Services Regulatory Authority (“IFSRA”), and established as an undertaking for collective investment in transferable securities (“UCITS”). A UCITS is a public limited company that manages investment funds in the European Union. As such, Cowen Funds is structured as an umbrella fund with segregated liability between sub-funds which are listed on the Irish Stock Exchange. The Company, through Cowen, has a controlling financial interest in Cowen Funds. In the second quarter of 2009, the Company commenced a wind down of its asset management business in the UK, which includes CAM UK and the Cowen Funds.

Cowen Healthcare Royalty Management, LLC (“CHRP Management”), a Delaware single-member limited liability company, is an indirect wholly-owned subsidiary of the Company. CHRP Management manages Cowen Healthcare Royalty Partners, L.P. (the “CHRP Fund”), which invests principally in commercial- stage biopharmaceutical products and companies through the purchase of royalty or synthetic royalty interests and structured debt and equity instruments.

Cowen Capital Partners, LLC (“Cowen Capital”), a Delaware single-member limited liability company, is an indirect wholly-owned subsidiary of the Company. Cowen Capital focuses on providing investment management services to management teams who acquire significant equity positions in growing businesses engaged in business services, healthcare services and specialty manufacturing.

On August 22, 2008, the Company acquired (through its purchase of Latitude Holdings Limited) Latitude Advisors Limited (“Latitude”), a Hong Kong corporation which was re-named Cowen Latitude Advisors Limited (“CLAL”), and Latitude Investment Consulting (Beijing) Co., Ltd., a Chinese wholly-owned foreign enterprise, which was re-named Cowen Latitude Investment Consulting (Beijing) Co., Ltd. (“CLICB”). CLAL and CLICB are each indirect wholly-owned subsidiaries of the Company. CLAL serves as an investment banking firm focused on the emerging growth sectors of healthcare, technology, media and telecommunications, consumer, aerospace & defense, and alternative energy, primarily in Hong Kong. CLICB primarily provides consulting services to CLAL.

Cowen Group, Inc.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

SGASH received all of the proceeds from the sale of 11,517,392 shares as a result of the IPO. In addition, 2,100,000 restricted shares were granted to employees of the Company. SGASH retained 1,382,608 shares of the Company out of the total 12,900,000 shares it held immediately prior to the IPO. On December 5, 2007, the Company filed a Registration Statement on Form S-3 on behalf of SG, which remains effective. As a result, SG may sell its remaining shares at any time.

Basis of Presentation

Management believes that these Condensed Consolidated Financial Statements include normally recurring adjustments and accruals necessary for a fair presentation of the Condensed Consolidated Statements of Financial Condition, Operations and Cash Flows for the periods presented. We have evaluated subsequent events through November 25, 2009, which is the date that these financial statements were issued. These Condensed Consolidated Financial Statements and related notes are unaudited and exclude some of the disclosures required in annual financial statements.

The Condensed Consolidated Statements of Operations do not include litigation expenses incurred by the Company in connection with certain litigation and other legal matters that are indemnified by SG through an indemnification agreement (the “Indemnification Agreement”). The legal reserves related to these indemnified matters are included in legal reserves and legal expenses payable in the Condensed Consolidated Statements of Financial Condition. The effect of this indemnification on the Company’s consolidated results of operations is that when a future increase to a loss contingency reserve that is related to litigation covered by the Indemnification Agreement is recorded, the litigation cost will be reflected as an increase in litigation and related expense and the indemnification recovery will be recorded as a reduction to the Company’s litigation and related expense. See Note 11, “Commitments, Contingencies and Guarantees” and Note 13, “Separation from Société Générale and Other Related Matters” for further discussion.

The Condensed Consolidated Financial Statements include the accounts of the Company, its subsidiaries and entities in which the Company has a controlling financial interest. All intercompany accounts and transactions have been eliminated upon consolidation.

2. Summary of Significant Accounting Policies

Principles of Consolidation

The Condensed Consolidated Financial Statements include the accounts of Cowen Group, Inc., its subsidiaries, and all other entities in which the Company has a controlling financial interest. All intercompany accounts and transactions have been eliminated in consolidation. The Company determines whether it has a controlling financial interest by first evaluating whether the entity is a voting interest entity (“VOE”), or a variable interest entity (“VIE”).

VOEs are those in which the total equity investment at risk is sufficient to enable the entity to finance its activities independently. VOEs provide equity holders with the obligation to absorb losses, the right to receive residual returns and the right to make decisions about the entity’s activities. VOEs are consolidated based on a controlling financial interest in an entity, generally through the ownership of a majority voting interest.  Accordingly, the Company consolidates VOEs in which it owns a majority of the entity’s voting shares or units.

VIEs lack one or more of the characteristics of a voting interest entity as described above. A controlling financial interest in an entity is present when an entity has one or more variable interests that are expected to absorb a majority of the entity’s expected losses, receive a majority of the entity’s residual returns, or both. The entity that is determined to be the primary beneficiary holds the controlling financial interest and is required to consolidate the VIE. Accordingly, the Company consolidates VIEs in which the Company is deemed to be the primary beneficiary.

When the Company does not have a controlling financial interest in an entity but exerts significant influence over that entity’s operating and financial policies, the Company accounts for its investment in accordance with the equity method of accounting.  This generally applies to cases in which the Company owns a voting or economic interest of between 20 and 50 percent. The equity method may also apply to noncontrolling ownership interests in general partnerships, or ownership interests in limited partnerships of more than 3 to 5 percent.

Cowen Group, Inc.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

In addition to the situations described above, the Company evaluates partnerships, limited liability companies and similar entities that are not VIEs and consolidates any such entities over which the Company, as general partner or managing member, has the presumption of control.

Noncontrolling Interest

In December 2007, the FASB updated the accounting standards for noncontrolling interests in consolidated financial statements. The Company adopted the updated standards as of January 1, 2009.  The updated standards require reporting entities to present noncontrolling (minority) interests as equity (as opposed to as a liability or mezzanine equity), present income allocated to both noncontrolling interests and common stockholders, and provide guidance on the accounting for transactions between an entity and noncontrolling interests. The Company has revised its prior period presentation as required to conform to the new standards.

The Company reports the proportionate share of equity interests held by minority interest holders in Cowen Healthcare Royalty GP, LLC (“CHRGP”), the general partner of the CHRP Fund, as noncontrolling interest in the Condensed Consolidated Financial Statements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Management believes that the estimates utilized in preparing its Condensed Consolidated Financial Statements are reasonable and prudent; however, actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less at the date of purchase to be cash equivalents. At September 30, 2009 and December 31, 2008, cash and cash equivalents included $78.6 million and $98.4 million, respectively, of money market funds.

Valuation of Financial Instruments

Substantially all of the Company’s financial instruments are recorded at fair value or contract amounts that approximate fair value. Securities owned and securities sold, not yet purchased and derivative financial instruments, including options and warrant positions, are stated at fair value, with any related changes in unrealized appreciation or depreciation reflected in brokerage revenue in the Condensed Consolidated Statements of Operations. Financial instruments carried at contract amounts include amounts receivable from and payable to brokers, dealers and clearing brokers, and corporate finance and syndicate receivables, net.

The Company determines fair value in accordance with FASB accounting standards that define fair value, establish a framework for measuring fair value, and expand disclosures about fair value measurements. The standards establish a fair value hierarchy that distinguishes between valuations obtained from sources independent of the entity and those from the entity’s own unobservable inputs that are not corroborated by observable market data.

For many financial instruments, fair value is based on independent sources such as quoted market prices or dealer price quotations. To the extent certain financial instruments trade infrequently or are not marketable, they may not have readily determinable fair values. In these instances, primarily for warrants, the Company estimates fair value using various pricing models and available information that management deems most relevant. Among the factors considered by the Company in determining the fair value of financial instruments are discounted anticipated cash flows, the cost, terms and liquidity of the instrument, the financial condition, operating results and credit ratings of the issuer or underlying company, the quoted market price of publicly traded securities with similar quality and yield, and other factors generally pertinent to the valuation of financial instruments. See Note 10, “Fair Value Measurements” for further discussion.

Because of the inherent uncertainty of valuation of the Company’s investment in derivatives and limited partnership investment, the estimated fair values assigned may differ from the values that would have been used had a ready market existed for these investments, and the differences may be material.

Cowen Group, Inc.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

Receivable from and Payable to Brokers, Dealers and Clearing Brokers

Amounts receivable from and payable to brokers, dealers and clearing brokers primarily include proceeds from securities sold short including commissions and fees related to securities transactions, net receivables and payables for unsettled transactions, and deposits with the clearing brokers. Proceeds related to securities sold, not yet purchased, may be restricted until the securities are purchased.

Corporate Finance and Syndicate Receivables, net

Corporate finance and syndicate receivables, net, include receivables relating to the Company’s investment banking and advisory engagements. The Company records an allowance for doubtful accounts on these receivables on a specific identification basis. The allowance for doubtful accounts was $0.4 million and $0.3 million as of September 30, 2009 and December 31, 2008, respectively.

Investments

The Company’s limited partnership investment in the CHRP Fund is accounted for under the equity method, with the Company’s proportionate share of the income or loss of the CHRP Fund recorded in other revenue. See Note 8, “Investments” for further discussion.

Furniture, Fixtures, Equipment and Leasehold Improvements

Furniture, fixtures, equipment and leasehold improvements are stated at cost, less accumulated depreciation and amortization. Depreciation of furniture, fixtures and equipment is provided on the straight-line method over the estimated useful lives of the assets, which range from three to five years. Leasehold improvements are amortized over the lesser of the useful life of the improvement or the term of the lease, which ranges from two to eight years.

Goodwill

Goodwill represents the excess of the purchase price of a business acquisition over the fair value of the net assets acquired. In accordance with FASB accounting standards goodwill is not amortized. The Company monitors goodwill annually or more frequently if events or circumstances indicate a possible impairment.

A two-step test is used to determine whether goodwill is impaired. The first step is to compare the carrying value of a reporting unit with the fair value of the reporting unit. If the carrying value of the reporting unit exceeds the fair value of the reporting unit, the second step is applied. The second step is to compare the carrying amount of the reporting unit’s goodwill with the implied fair value of the reporting unit’s goodwill. Goodwill impairment is recognized if its carrying value exceeds its implied fair value. The determination of fair value includes consideration of projected cash flows, relevant trading multiples of comparable exchange-listed corporations, and the trading price of the Company’s common shares.

Goodwill impairment tests are subject to significant judgment in determining the estimation of future cash flows, discount rates and other assumptions. Changes in these estimates and assumptions could have a significant impact on the fair value and any resulting impairment of goodwill.

Intangible Assets, net

Intangible assets with finite lives are amortized over their estimated average useful lives. Finite lived intangible assets are tested for impairment whenever events or circumstances suggest that the carrying amount of an asset is not recoverable and the carrying amount exceeds the fair value of the intangible asset. The Company does not have any intangible assets deemed to have indefinite lives. See Note 9, “Goodwill and Intangible Assets” for further discussion.

Cowen Group, Inc.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

Exchange Memberships

Exchange memberships represent both an ownership interest and the right to conduct business on the exchange and are carried at cost. The Company evaluates exchange memberships for other-than-temporary impairment annually or more frequently if events or circumstances indicate a possible impairment.

Share-Based Compensation

The fair value of share-based awards granted under the Company’s equity and incentive compensation plans is estimated at grant date.  Unearned compensation associated with share-based awards with graded vesting is amortized using the accelerated method over the vesting period. See Note 16, “Share-Based Compensation” for a description of awards with graded vested.

Legal Reserves

The Company estimates potential losses that may arise out of legal and regulatory proceedings and records a reserve and takes a charge to income when losses with respect to such matters are deemed probable and can be reasonably estimated. These amounts are reported in other expenses, net of recoveries, in the Condensed Consolidated Statements of Operations. The Condensed Consolidated Statements of Operations do not include litigation expenses incurred by the Company in connection with indemnified litigation matters. See Note 11, “Commitments, Contingencies, and Guarantees” and Note 13, “Separation from Société Générale and Other Related Matters” for additional information. As the successor of the named party in these litigation matters, the Company recognizes the related legal reserve in the Condensed Consolidated Statements of Financial Condition.

Revenue Recognition

Investment Banking

The Company earns investment banking revenue primarily from fees associated with public and private capital raising transactions and providing strategic advisory services. Investment banking revenues are derived primarily from small and mid-capitalization companies within the Company’s target sectors of healthcare, technology, media and telecommunications, consumer, aerospace & defense, and alternative energy.

•                  Underwriting fees

The Company earns underwriting revenues in securities offerings in which the Company can act as an underwriter, such as initial public offerings, follow-on equity offerings and convertible security offerings. Underwriting revenues include management fees, selling concessions and underwriting fees. Fee revenue relating to underwriting commitments is recorded when all significant items relating to the underwriting cycle have been completed and the amount of the underwriting revenue has been determined. This generally is the point at which all of the following have occurred: (i) the issuer’s registration statement has become effective with the SEC, or the other offering documents are finalized; (ii) the Company has made a firm commitment for the purchase of shares from the issuer; and (iii) the Company has been informed of the number of shares that it has been allotted.

When the Company is not the lead manager for a registered equity underwriting transaction, management must estimate the Company’s share of transaction-related expenses incurred by the lead manager in order to recognize revenue. Transaction-related expenses are deducted from the underwriting fee and therefore reduce the revenue the Company recognizes as co-manager. Such amounts are adjusted to reflect actual expenses in the period in which the Company receives the final settlement, typically within 90 days following the closing of the transaction.

•                  Strategic/financial advisory fees

The Company’s strategic advisory revenues include success fees earned in connection with advising companies, both buyers and sellers, principally in mergers and acquisitions. The Company also earns fees for related advisory work such

Cowen Group, Inc.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

as providing fairness opinions. The Company records strategic advisory revenues when the services for the transactions are completed under the terms of each assignment or engagement and collection is reasonably assured. Expenses associated with such transactions are deferred until the related revenue is recognized or the engagement is otherwise concluded.

•                  Private placement fees

The Company earns agency placement fees in non-underwritten transactions such as private placements, private investment in public equity transactions (“PIPEs”) and registered direct transactions (“RDs”). The Company records private placement revenues when the services for the transactions are completed under the terms of each assignment or engagement and collection is reasonably assured. Expenses associated with such transactions are deferred until the related revenue is recognized or the engagement is otherwise concluded.

Brokerage

Brokerage revenue consists of commissions, principal transactions and equity research fees.

•                  Commissions

Commission revenue includes fees from executing client transactions in listed securities. These fees are recognized on a trade date basis. The Company permits institutional customers to allocate a portion of their commissions to pay for research products and other services provided by third parties. The amounts allocated for those purposes are commonly referred to as soft dollar arrangements. Commissions on soft dollar brokerage are recorded net of the related expenditures on an accrual basis.

•                  Principal Transactions

Principal transaction revenue includes net trading gains and losses from the Company’s market-making activities in over-the-counter equity securities, listed options trading, trading of convertible securities, and trading gains and losses on inventory and other firm positions, which include warrants previously received as part of investment banking transactions. In certain cases, the Company provides liquidity to clients buying or selling blocks of shares of listed stocks without previously identifying the other side of the trade at execution, which subjects the Company to market risk. These positions are typically held for a very short duration.

•                  Equity Research Fees

Equity research fees are paid to the Company for providing equity research. Revenue is recognized once an arrangement exists, access to research has been provided, the fee amount is fixed or determinable, and collection is reasonably assured.

Other

Other revenue includes fees for managing assets and investments in private equity, traditional asset management and alternative asset management funds, as well as fees for managing a portfolio of merchant banking investments on behalf of SG and other third party investors, and miscellaneous income such as fees for managing venture capital investments. Management fees are recognized in the periods during which the related services are performed and the amounts have been contractually earned.

Revenue Recognition on Incentive Income

The Company recognizes incentive income when certain financial returns are achieved over the life of funds managed by the Company, and has elected to recognize incentive income at the end of the contract period when all of the contingencies have been resolved. The Company may be required to repay a portion of the incentive income to the limited partners of the fund in the event minimum performance levels are not achieved by the fund as a whole (these potential repayments are referred to as “clawbacks”). The Company would be required to establish a reserve for potential clawbacks if it determined that the likelihood of a clawback is probable and the amount of the clawback can be reasonably estimated. As of September 30, 2009, the Company has not recorded any incentive income related to this arrangement.

Cowen Group, Inc.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

Derivative Financial Instruments

The Company uses listed options for proprietary trading activities and to economically hedge trading positions. The Company also holds warrant positions. Warrants provide the holder the right to purchase securities from the issuer, and have been received in connection with certain private placement transactions.

The fair value of options is based on current market quotes. The fair value of warrants is based on a valuation model that considers contractual term, market price and volatility. Initially, the fair value of warrants received in connection with private placement transactions is included in investment banking revenues in the Condensed Consolidated Statement of Operations. Subsequent realized and unrealized gains and losses related to changes in the fair value of warrants are included in brokerage revenue in the Condensed Consolidated Statement of Operations. The fair value of listed options and warrants is included in securities owned and securities sold, not yet purchased in the Condensed Consolidated Statements of Financial Condition.

Realized and unrealized gains and losses from changes in the fair value of derivatives are included in brokerage revenue in the Condensed Consolidated Statements of Operations. The Company does not use hedge accounting as described by FASB accounting standards.

Earnings Per Share

Basic earnings per common share is computed by dividing net income by the weighted average number of common shares outstanding for the period. Diluted earnings per common share is calculated by dividing net income by the weighted average outstanding shares assuming conversion of all potentially dilutive restricted stock and stock options, in accordance with the treasury stock method.

Leases

Based on the criteria set forth in FASB accounting standards, all of the Company’s leases are classified as operating leases.

Foreign Currency

The Company consolidates certain foreign subsidiaries that have designated a foreign currency as their functional currency. For entities that have designated a foreign currency as their functional currency, assets and liabilities are translated into U.S. dollars based on current rates, which are the rates prevailing at each statement of financial condition date, and revenues and expenses are translated at historical rates, which are the average rates for the relevant periods. The resulting translation gains and losses, and the tax effects of such gains and losses, are recorded in other comprehensive income (loss), a separate component of stockholders’ equity. Gains or losses resulting from foreign currency transactions are included in the Condensed Consolidated Statements of Operations.

Income Taxes

The income tax provision reflected in the Condensed Consolidated Statements of Operations is consistent with the liability method described in FASB accounting standards. Under the liability method, deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial statement and income tax purposes, as determined under applicable tax laws and rates. A valuation allowance is provided for deferred tax assets when it is considered more likely than not that any benefits of net deductible temporary differences and net operating loss carryforwards will not be realized.

The Company follows the FASB accounting standards on accounting for income taxes.  Those standards require recognition and measurement of a tax position taken or expected to be taken in a tax return and provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

Cowen Group, Inc.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

Subsequent Events

In May 2009, the FASB updated the accounting standards on the recognition and disclosure of subsequent events.  The updated standards set forth: 1) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements; 2) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements; and 3) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. The Company adopted the updated standards in the second quarter of 2009. The adoption did not have a material impact on the Company’s consolidated financial statements.

3. Accounting Developments

In June 2009, the FASB issued a new accounting standard which revises the accounting for variable interest entities (“VIEs”) introducing a new consolidation model.  This new standard changes the approach to determining the primary beneficiary of a VIE and requires companies to more frequently assess whether they must consolidate VIEs. The new model identifies two primary characteristics of a controlling financial interest: (1) the power to direct significant activities of the VIE, and (2) the obligation to absorb losses of and/or provide rights to receive benefits from the VIE.  Management had recently begun to evaluate the application of it to the Company and concluded that under this new model the Company would not be required to consolidate any additional funds which are VIEs.  In November 2009, the FASB proposed an indefinite deferral to the initial adoption of this standard by asset managers.

4. Restricted Cash Pursuant to Escrow Agreement and Related Indemnification Agreement with Société Générale

In connection with the IPO, the Company entered into an Indemnification Agreement with SG under which (1) SG will indemnify, and will defend and hold harmless the Company and each of the Company’s subsidiaries from and against certain liabilities assumed or retained by SG; and (2) SG will indemnify the Company for known, pending and threatened litigation (including the costs of such litigation) and certain known regulatory matters, in each case, that existed prior to the date of the IPO to the extent the cost of such litigation results in payments in excess of the amount placed in escrow to fund such matters. See Note 13, “Separation from Société Générale and Other Related Matters,” for further discussion of the Indemnification Agreement.

On July 12, 2006, the Company entered into an escrow agreement with SGASH and a third-party escrow agent (the “Escrow Agreement”) and deposited with the escrow agent $72.3 million for the payment of liabilities arising out of the matters for which SG has agreed to indemnify the Company. Subsequent to making this deposit, certain matters covered by the Escrow Agreement have been settled and excess reserves related to these settled matters were returned to SGASH. The escrow agent will, when and as directed by SGASH, distribute funds from the escrow account to satisfy specified contingent liabilities for which SG has assumed responsibility should such liabilities become due. Any amounts remaining in the escrow account after final conclusion of the related litigation will be paid to SGASH. SGASH is also entitled to any interest earned on such deposits held in escrow. The balance in the escrow account was $0.5 million as of September 30, 2009 and $13.0 million as of December 31, 2008.

The effect of this indemnification on the Company’s consolidated results of operations is that when a future increase to a loss contingency reserve that is related to litigation covered by the Indemnification Agreement is recorded, the litigation cost will be reflected as an increase in legal expenses and the indemnification recovery will be recorded as a reduction to the Company’s legal expenses. Legal expenses are included within other expenses in the Condensed Consolidated Statements of Operations.

5. Securities Owned and Securities Sold, Not Yet Purchased

Securities owned and securities sold, not yet purchased, both at fair value, consist of the following:

Cowen Group, Inc.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

	September 30, 2009		December 31, 2008
		Sold,		Sold,
		Not Yet		Not Yet
	Owned	Purchased	Owned	Purchased
	(in thousands)
Equity securities	$8,364	$24,772	$6,556	$3,530
Options	2,570	379	353	611
Mutual funds	1,724	—	1,430	—
Warrants	604	—	293	—
Total	$13,262	$25,151	$8,632	$4,141

Securities sold, not yet purchased represent obligations of the Company to deliver a specified security at a contracted price and, thereby, create a liability to purchase that security in the market at prevailing prices. The Company’s liability for securities to be delivered is measured at their fair value as of the date of the financial statements. However, these transactions result in off-balance sheet risk, as the Company’s ultimate cost to satisfy the delivery of securities sold, not yet purchased, may exceed the amount reflected in the Condensed Consolidated Statements of Financial Condition. Substantially all equity securities and options are pledged to the clearing broker under terms which permit the clearing broker to sell or re-pledge the securities to others subject to certain limitations.

6. Receivable from and Payable to Brokers, Dealers and Clearing Brokers

Amounts receivable from and payable to brokers, dealers and clearing brokers consist of the following:

	September 30, 2009		December 31, 2008
	Receivable	Payable	Receivable	Payable
	(in thousands)
Clearing brokers	$25,961	$23	$12,814	$69
Fees and commissions	9,782	1,373	5,104	145
Total	$35,743	$1,396	$17,918	$214

7. Exchange Memberships

Exchange memberships provide the Company with the right to do business on the exchanges of which it is a member. No impairment occurred during the three and nine months ended September 30, 2009 or 2008. The fair value of the exchange memberships was approximately $0.3 million and $0.2 million at September 30, 2009 and December 31, 2008, respectively.

8. Investments

The Company invests in the CHRP Fund through a direct limited partnership investment by Cowen Group, Inc., as well as through its ownership interest in CHRGP, the general partner of the CHRP Fund. The direct investment in the CHRP Fund through Cowen Group, Inc. is accounted for under the equity method. The Company consolidates CHRGP and records the noncontrolling equity interest in CHRGP as noncontrolling interest in the Condensed Consolidated Statements of Financial Condition. The carrying value of the investment at September 30, 2009 and December 31, 2008 was $16.8 million and $15.1 million, respectively, which included $1.7 million and $1.5 million, respectively, of noncontrolling interest in CHRGP.

Cowen Group, Inc.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

9. Goodwill and Intangible Assets

Goodwill

All of the Company’s goodwill at September 30, 2009 and December 31, 2008 resulted from the 2008 acquisition of Latitude. Goodwill is reviewed for possible impairment at least annually, consistent with valuation methodologies pursuant to FASB accounting standards. There were no additions to goodwill and no impairment losses recorded during the nine months ended September 30, 2009.

Intangible assets

Information regarding the Company’s intangible assets that are subject to amortization is presented below as of September 30, 2009 and December 31, 2008. The intangible assets were acquired as part of the purchase of Latitude in 2008.

		September 30, 2009			December 31, 2008
		Gross		Net	Gross		Net
	Amortization	Carrying	Accumulated	Carrying	Carrying	Accumulated	Carrying
	Period	Amount	Amortization	Amount	Amount	Amortization	Amount
	(in years)		(in thousands)			(in thousands)
Customer contracts	0.5	$390	$(390)	$—	$390	$(260)	$130
Trademarks	10.0	170	(18)	152	170	(6)	164
Database	5.0	80	(18)	62	80	(5)	75
		$640	$(426)	$214	$640	$(271)	$369

Amortization expense related to intangible assets was $0.01 million and $0.1 million for the three months ended September 30, 2009 and 2008, respectively, and was $0.2 million and $0.1 million for the nine months ended September 30, 2009 and 2008, respectively. All of the Company’s intangible assets have finite lives.

The estimated future amortization expense for the Company’s intangible assets as of September 30, 2009 is as follows:

Cowen Group, Inc.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

(in thousands)
Remainder of 2009	$8
2010	33
2011	33
2012	33
2013	28
Thereafter	79
$214

10. Fair Value Measurements

FASB accounting standards define fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The standards also establish a framework for measuring fair value and a valuation hierarchy based upon the transparency of inputs used in the valuation of an asset or liability. Classification within the hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The valuation hierarchy contains three levels:

•                  Level 1—Valuation inputs are unadjusted quoted market prices for identical assets or liabilities in active markets.

•                  Level 2—Valuation inputs are quoted prices for identical assets or liabilities in markets that are not active, quoted market prices for similar assets and liabilities in active markets and other observable inputs directly or indirectly related to the asset or liability being measured.

•                  Level 3—Valuation inputs are unobservable and significant to the fair value measurement.

The following describes the valuation methodologies the Company uses to measure different financial instruments at fair value, including an indication of the level in the fair value hierarchy in which each instrument is generally classified.

Equity securities. Equity securities are valued based on quoted market prices. Equity securities that trade in active markets are classified within Level 1, and equity securities that trade in inactive markets are classified within Level 2. Equity securities in privately held companies are valued using inputs that are unobservable and significant to the fair value measurement, such as third party transactions in that security, and are classified within Level 3.

Options. Listed options are valued based on quoted market prices. All options trade in active markets and are classified within Level 1.

Mutual funds. Mutual funds are valued based on quoted net asset values. All mutual funds trade in active markets and are classified within Level 1.

Warrants. Warrants in public companies are valued using a Black-Scholes valuation model, based on observable inputs directly related to the warrants. These warrants are classified within Level 2.

The Company maintains policies and procedures to value its financial instruments using the highest level and most relevant data available. In addition, management reviews valuations, including independent price validation, for certain instruments. In some instances, the Company retains an independent pricing vendor to assist in valuing certain instruments.

The following table summarizes the Company’s financial assets and liabilities that are measured and recognized at fair value on a recurring basis classified under the appropriate level of the fair value hierarchy as of September 30, 2009:

Cowen Group, Inc.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

	Level 1	Level 2	Level 3	Total
	(in thousands)
Assets:
Equity securities	$8,006	$24	$334	$8,364
Options	2,570	—	—	2,570
Mutual funds	1,724	—	—	1,724
Warrants	—	604	—	604
	$12,300	$628	$334	$13,262

Liabilities:
Equity securities	$24,772	$—	$—	$24,772
Options	379	—	—	379
	$25,151	$—	$—	$25,151

For the three and nine months ended September 30, 2009, there were no changes in the value of assets classified within Level 3, and there were no asset transfers in or out of Level 3.

11. Commitments, Contingencies and Guarantees

Litigation

The Company is involved in a number of legal and regulatory matters that arise from time to time in connection with the conduct of its businesses. The Company estimates potential losses that may arise out of these matters and records a reserve and takes a charge to income when losses with respect to such matters are deemed probable and can be reasonably estimated. To the extent that the Company is indemnified by SG, indemnified legal expenses and liabilities will be paid out of escrow pursuant to the Escrow Agreement with SG. See Note 4, “Restricted Cash Pursuant to Escrow Agreement and Related Indemnification Agreement with Société Générale” and Note 13, “Separation from Société Générale and Other Related Matters,” for further discussion of the Escrow Agreement and the Indemnification Agreement. Although there can be no assurances as to the ultimate outcome, Cowen has established reserves for litigation and regulatory matters that it believes are adequate as of September 30, 2009. Estimates, by their nature, are based on judgment and currently available information and involve a variety of factors, including, but not limited to, the type and nature of the litigation, claim or proceeding, the progress of the matter, the advice of legal counsel, the Company’s defenses and its experience in similar cases or proceedings as well as its assessment of matters, including settlements, involving other defendants in similar or related cases or proceedings. The Company may increase or decrease its legal reserves in the future, on a matter-by-matter basis, to account for developments in such matters.

Based on information currently available, the Company believes that the amount, or range, of reasonably possible losses will not have a material adverse effect on the Company’s consolidated financial condition or cash flows. However, losses may be material to the Company’s operating results in a future period, depending in part, on the operating results for such period and the extent to which the Company is indemnified by SG.

Lease Commitments

The Company’s headquarters are located in New York City and other office locations include Boston, San Francisco, Cleveland, Dallas, Stamford, Atlanta, Chicago, London, Geneva, Hong Kong, Beijing, and Shanghai. Certain office space is leased under operating leases that extend up to 2015. In addition, certain lease agreements are subject to escalation clauses. Under the terms of the Boston office lease, which expires on November 30, 2014, there is a five-year extension option which would allow the Company to extend the lease through November 30, 2019.

As of September 30, 2009, the Company had the following lease commitments related to these agreements:

Cowen Group, Inc.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

Minimum Lease
Payments
(in thousands)
Remainder of 2009	$2,537
2010	10,070
2011	10,006
2012	9,302
2013	7,473
Thereafter	4,004
$43,392

Rent expense was $3.0 million and $2.9 million for the three months ended September 30, 2009 and 2008, respectively, and was $8.9 million and $8.6 million for the nine months ended September 30, 2009 and 2008, respectively. Rent expenses above include building operating expenses which are charged to the Company.

Guarantees

The Company has outsourced certain information technology services under agreements which are in place until 2010. As of September 30, 2009, the Company’s annual minimum guaranteed payments under these agreements are as follows:

Minimum
Guaranteed
Payments
(in thousands)
Remainder of 2009	$3,172
2010	5,622
$8,794

The Company has agreed to indemnify its clearing broker for losses that it may sustain from the customer accounts introduced by the Company. Pursuant to the clearing agreement, the Company is required to reimburse the clearing broker, without limit, for any losses incurred due to the counterparty’s failure to satisfy its contractual obligations.

The Company is a member of various securities exchanges. Under the standard membership agreements, members are required to guarantee the performance of other members and, accordingly, if another member becomes unable to satisfy its obligations to the exchange, all other members would be required to meet the shortfall. The Company’s liability under these arrangements is not quantifiable and could exceed the cash and securities it has posted as collateral. However, management believes that the potential for the Company to be required to make payments under these arrangements is remote. Accordingly, no contingent liability is recorded in the Condensed Consolidated Statements of Financial Condition for these arrangements.

Capital Commitment

The Company has committed to invest $27.0 million in the aggregate to the CHRP Fund as a limited partner and also as a member of Cowen Healthcare Royalty GP, LLC, the general partner of the CHRP Fund. This commitment is expected to be called over a two to three year period. The Company will make its pro-rata investment in the CHRP Fund along with the other limited partners. Through September 30, 2009, the Company has funded $15.2 million towards these commitments.

12. Variable Interest Entities

The Company currently holds an interest in CHRGP, which has been deemed to be a VIE. CHRGP is an entity formed for the purpose of collecting incentive fees related to the CHRP Fund, if certain performance thresholds are exceeded.

Cowen Group, Inc.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

As of September 30, 2009, the Company owns 40.24% of CHRGP, and the remainder is owned by related party entities, the owners of which are Cowen employees. CHRGP is deemed to be a VIE because the related party ownership interests are subject to a vesting period, contingent on the continued employment of the owners with the Company. The Company has been deemed to be the primary beneficiary as the other owners’ ownership interests are subject to a vesting condition. CHRGP is committed to provide 1% of the total investment in the CHRP Fund, and each owner is responsible for their pro-rata portion of the 1% commitment. As of September 30, 2009, CHRGP’s investment in the CHRP Fund was $2.8 million, of which the Company’s pro-rata share was $1.1 million.

13. Separation from Société Générale and Other Related Matters

In connection with the IPO, the Company entered into the Separation Agreement, the Indemnification Agreement and a number of other agreements for the purpose of accomplishing the separation from SG, the transfer of the Cowen and CIL businesses to the Company, the return of capital to SGASH, and various other matters regarding the separation and the IPO. These agreements provide, among other things, for the allocation of employee benefits, tax and other liabilities and obligations attributable or related to periods or events prior to, in connection with and after the IPO.

Under the Separation Agreement, both the Company and SG have assumed and/or retained certain actual or contingent liabilities. Specifically, the Company retained or assumed, among others, certain liabilities reflected in the Company’s Condensed Consolidated Statements of Financial Condition, all liabilities associated with the Company’s stock ownership and incentive compensation plans, liabilities associated with certain contracts and accounts that the Company shares with SG, liabilities associated with the breach of or failure to perform any of the Company’s obligations under certain agreements, certain specified liabilities and all other liabilities expressly allocated to the Company in connection with the separation, and all other known and unknown liabilities (to the extent not specifically assumed by SG) relating to, arising out of or resulting from the Company’s business, assets, liabilities or any business or operations conducted by the Company at any time prior to, on or after the date of separation. Liabilities retained or assumed by SG include, among others, liabilities associated with the sale and transfer of its interests in the SG Merchant Banking Fund L.P. to a third party, its portion of liabilities associated with certain contracts and accounts that it shares with the Company, liabilities associated with the breach of or failure to perform any of its obligations under certain agreements, liabilities arising from the operation of its business, liabilities associated with certain businesses previously conducted by the Company, certain liabilities associated with any known or unknown employee-related claims made by any current or former employees of SG or any of its subsidiaries (other than the Company), certain specific contingent liabilities to the extent that such liabilities exceed the aggregate dollar amount held in escrow pursuant to the Escrow Agreement, certain specified liabilities and all other liabilities expressly allocated to it under the Separation Agreement and the other agreements entered into in connection with the separation, and all other known and unknown liabilities relating to, arising out of or resulting from its business, assets, liabilities or any business or operations conducted by SG.

Under the Indemnification Agreement, the Company will indemnify, and will defend and hold harmless SG and its subsidiaries from and against all liabilities specifically retained or assumed by the Company following the IPO. SG will indemnify, and will defend and hold harmless the Company and each of the Company’s subsidiaries from and against certain liabilities assumed or retained by them, and SG will indemnify the Company for known, pending and threatened litigation (including the costs of such litigation) and certain known regulatory matters, in each case, that existed prior to the date of the IPO to the extent the cost of such litigation results in payments in excess of the amount placed in escrow to fund such matters.

During 2007, the Company concluded that a receivable recorded on its Condensed Consolidated Statement of Financial Condition in the amount of $1.9 million owed to it from SG is in dispute. The receivable had been previously established on the Condensed Consolidated Statement of Financial Condition of the Company prior to the time of the IPO as a “Receivable from brokers, dealers and clearing brokers” and reported as such, and has since been reclassified to “Other assets.” The Company has been informed that SG disputes its obligation to pay the receivable. The Company believes, based on current facts and circumstances and in consultation with counsel, that it holds a valid legal claim to the receivable. Based upon the validity of its legal claim, the Company believes the receivable is realizable. Therefore, no reserve has been established. The Company has taken steps to pursue its legal claim.

14. Related Party Transactions

The Company has related party transactions with Cowen Investments Holdings, LLC, an unconsolidated investment fund holding company, the CHRP Fund, and Crosswind Investments, an equity method investee of the Company.

Cowen Group, Inc.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

Amounts receivable from related parties were $2.3 million and $1.1 million as of September 30, 2009 and December 31, 2008, respectively. There were no material amounts payable to related parties as of September 30, 2009 and December 31, 2008.

Revenues from related parties were $2.2 million and $4.2 million for the three months ended September 30, 2009 and 2008, respectively, and $6.5 million and $9.6 million for the nine months ended September 30, 2009 and 2008, respectively, and are included in other revenues in the Condensed Consolidated Statements of Operations. The related party revenues and receivable balances primarily relate to management fees earned by the Company, and amounts receivable from the CHRP Fund.

15. Deferred Compensation

A portion of the bonus compensation for certain employees was provided in the form of deferred cash awards granted on February 2, 2009. These deferred cash awards provide for future cash payment to the employee, subject to vesting provisions. The awards vest one-third on each of May 15, 2010, 2011 and 2012. An employee that voluntarily ceases employment, or is terminated with cause, will generally forfeit any unvested portion of the deferred cash awards granted to them. The amount of each deferred cash award is fixed at grant date, and may be settled in Company stock, at the Company’s option, based on the share price on vest date.

During the nine months ended September 30, 2009, the Company granted a total of $7.1 million of deferred cash awards. The Company did not grant any deferred cash awards during the three months ended September 30, 2009. The Company expenses these awards on a straight-line basis over the vesting period. For the three and nine months ended September 30, 2009, the Company recorded compensation expense of $0.7 million and $2.3 million, respectively, related to deferred cash awards. At September 30, 2009, the balance of the accrued payable related to the deferred cash awards was $2.2 million, and is included in employee compensation and benefits payable on the Condensed Consolidated Statements of Financial Condition. The total unrecognized compensation expense related to deferred cash awards was $5.1 million at September 30, 2009.

There were no grants of deferred cash awards, or expense related to deferred cash awards, for the three and nine months ended September 30, 2008.

16. Share-Based Compensation

Upon becoming a public company, the Company established the 2006 Equity and Incentive Plan (the “2006 Plan”). The 2006 Plan permits the grant of options, restricted shares, restricted stock units and other equity based awards to its employees, consultants and directors for up to 4,725,000 shares of common stock. On June 7, 2007, the Company’s shareholders approved the 2007 Equity and Incentive Plan (the “2007 Plan”), which permits the grant of options, restricted shares, restricted stock units and other equity and cash based awards to its employees, consultants and directors for up to an additional 1,500,000 shares of common stock. Stock options granted generally vest over two to five year periods and expire seven years from the date of grant. Restricted shares issued generally vest over three to five year periods. Restricted stock units may be immediately vested or may generally vest over a three to five year period. As of September 30, 2009, there were approximately 1.3 million shares available for future issuance under the 2006 and 2007 Plans.

The Company measures compensation cost for these awards according to the fair value method prescribed by FASB accounting standards. In accordance with the expense recognition provisions of those standards, unearned compensation associated with share-based awards with graded vesting periods is amortized using the accelerated method over the vesting period of the option or award.

In relation to these awards, the Company recognized expense of $2.2 million and $4.2 million for the three months ended September 30, 2009 and 2008, respectively, and expense of $9.1 million and $7.0 million for the nine months ended September 30, 2009 and 2008, respectively. The income tax effect recognized for these awards was a benefit of $0.9 million and $1.8 million for the three months ended September 30, 2009 and 2008, respectively, and a benefit of $3.8 million and $2.9 million for the nine months ended September 30, 2009 and 2008.

Effective March 4, 2008, Kim S. Fennebresque, formerly Chairman, President and Chief Executive Officer of the Company, resigned as President and Chief Executive Officer. Mr. Fennebresque resigned as Chairman effective July 15, 2008. In connection with Mr. Fennebresque’s resignation, he forfeited, in its entirety, the equity award of 975,000 restricted shares he received in connection with the Company’s IPO (the “IPO Award”). As a result, compensation expense for the nine

Cowen Group, Inc.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

months ended September 30, 2008 includes a reversal of $5.1 million of expense previously recognized for Mr. Fennebresque’s IPO Award. This adjustment is partially offset by the reversal of associated income tax benefits of $2.2 million.

In addition, as part of his resignation agreement with the Company, Mr. Fennebresque will continue to vest in the equity awards he received as part of his 2006 and 2007 annual compensation. The fair value of the related shares were remeasured as a result of this vesting modification, and any remaining expense associated with these awards was expensed in the first quarter of 2008, as there is no longer a service period requirement relating to these awards. The net result of the remeasurement and acceleration of these awards was an expense of $0.1 million in the nine months ended September 30, 2008.

Stock Options

The fair value of each option award is estimated on the date of grant utilizing a Black-Scholes option valuation model that uses the following assumptions:

Expected term. Expected term represents the period of time that options granted are expected to be outstanding. The Company elected to use the “simplified” calculation method, as applicable to companies that lack extensive historical data. The mid-point between the vesting date and the contractual expiration date is used as the expected term under this method.

Expected volatility. Based on the lack of sufficient historical data for the Company’s own shares, the Company based its expected volatility on a representative peer group that took into account the criteria outlined in SAB 107.

Risk free rate. The risk-free rate for periods within the expected term of the option is based on the interest rate of a traded zero-coupon U.S. Treasury bond with a term equal to the options’ expected term on the date of grant.

Dividend yield. The Company has not paid and does not expect to pay dividends in the foreseeable future. Accordingly, the assumed dividend yield is zero.

There were no stock option granted or exercised during the nine months ended September 30, 2009. The weighted Average assumptions used in the valuation of stock option grants during the nine months ended September 30, 2008 were as follows:

Nine Months Ended
September 30, 2008
Weighted average expected option term (in years)	5.00
Expected volatility	31.4%
Weighted average risk-free interest rate	3.27%
Expected dividend yield	0%
Weighted average fair value at grant date	$2.52

The following table summarizes the Company’s stock option activity for the nine months ended September 30, 2009:

Cowen Group, Inc.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

		Weighted	Weighted
	Shares	Average	Average	Aggregate
	Subject to	Exercise	Remaining	Intrinsic
	Option	Price/Share	Term	Value(1)
			(in years)	(in thousands)
Balance outstanding at December 31, 2008	911,455	$15.08
Options granted	—	—
Options exercised	—	—
Options forfeited	(11,592)	16.00
Options expired	(7,081)	16.00
Balance outstanding at Septemeber 30, 2009	892,782	$15.06	4.07	$—

Options exercisable at September 30, 2009	371,380	$16.00	3.78	$—

(1)                                  Based on the Company’s closing stock price of $7.12 on September 30, 2009.

As of September 30, 2009, there was $0.6 million of unrecognized compensation expense related to the Company’s grant of stock options. Unrecognized compensation expense related to stock options is expected to be recognized over a weighted-average period of 1.4 years. During the nine months ended September 30, 2009 and 2008, stock options vested that had a total fair value at grant date of $1.1 million and $1.3 million, respectively.

Restricted Shares

The following table summarizes the Company’s restricted share activity for the nine months ended September 30, 2009:

	Nonvested	Weighted-Average
	Restricted	Grant Date
	Shares	Fair Value
Balance outstanding at December 31, 2008	2,963,960	$13.56
Granted	1,006,195	5.90
Vested	(817,865)	13.32
Forfeited	(180,396)	10.09
Balance outstanding at September 30, 2009	2,971,894	$11.24

The fair value of restricted stock is determined based on the number of shares granted and the quoted price of the Company’s common stock on the date of grant.

As of September 30, 2009, there was $9.1 million of unrecognized compensation expense related to the Company’s grant of nonvested restricted shares. Unrecognized compensation expense related to nonvested restricted shares is expected to be recognized over a weighted-average period of 1.6 years. The total fair value of shares vested during the nine months ended September 30, 2009 and 2008, based on their grant date fair value, was $10.9 million and $4.0 million, respectively.

Restricted Stock Units

As of September 30, 2009, there were 14,177 restricted stock units outstanding for awards to non-employee members of the Company’s Board of Directors, which were immediately vested and expensed upon grant. As of September 30, 2009, there were 13,329 restricted stock units outstanding for awards to employees, which generally vest over a three to five year period. During the nine months ended September 30, 2009, the Company did not award any restricted stock units to its employees or non-employee Board members.

Cowen Group, Inc.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

17. Income Taxes

The taxable results of the Company’s U.S. operations are included in the consolidated income tax returns of Cowen Group, Inc. as well as stand-alone state and local tax returns. The tax results of the Company’s U.K. operations are reported by CIL and CAM UK separately in their respective U.K. tax filings. If applicable, CIL and CAM UK share tax losses to the extent permitted by local law. CLAL files a stand-alone Hong Kong tax return while the tax results of Cowen Latitude Investment Consulting (Beijing) Co., Ltd. (“CLICB”) are reported in its People’s Republic of China tax filings. The Company’s effective income tax rate was negative 7.9% and negative 11.7% for the three months ended September 30, 2009 and 2008, respectively, and was negative 2.4% and negative 11.6% for the nine months ended September 30, 2009 and 2008, respectively.

The projected 2009 effective tax rate is negative as the company reports expense for the periods rather than a benefit. The negative effective tax rate is attributable to an increase in the valuation allowance and a 2008 tax provision to return adjustment. The change in the effective rate from June 30, 2009 is attributable to revised book projections and the 2008 tax provision to return adjustment.

The current period 2009 effective tax rate also reflects a permanent difference associated with share-based compensation due to the difference in the Company’s stock price when shares vested during the quarters ended March 31, 2009, June 30, 2009, and September 30, 2009, compared to when the awards were initially granted. At December 31, 2008, the Company established a valuation allowance against a significant portion of its deferred tax assets. As such, the permanent difference associated with share-based compensation for the period is offset by the release of the federal and state and local valuation allowance resulting in no change to the effective tax rate.

For the period September 30, 2008, the effective tax rate differed from the statutory rate of 35% primarily due to a change in the valuation allowance and state and local taxes.

The Company is subject to examination by the United States Internal Revenue Service, the United Kingdom Inland Revenue Service and state and local and foreign tax authorities in jurisdictions where the Company has significant business operations, such as New York. The Company and SGAI settled the Internal Revenue Service audit for the period 2004 through 2006 with no changes to the tax returns as filed during the third quarter of 2009. The Company and SGAI are currently under examination in New York state and city for the period 2004 through 2006.

18. Earnings Per Share

Basic earnings per common share is calculated by dividing net income by the weighted average number of common shares outstanding for the period. As of September 30, 2009, there were 15,042,290 shares outstanding, of which 2,971,894 are restricted. To the extent that outstanding restricted shares are unvested, they are excluded from the calculation of basic earnings per share. The Company has included 14,177 fully vested, unissued restricted stock units in its calculation of basic earnings per share.

Diluted earnings per common share is calculated by adjusting the weighted average outstanding shares to assume conversion of all potentially dilutive nonvested restricted stock and stock options. The Company uses the treasury stock method to reflect the potential dilutive effect of the unvested restricted shares and unexercised stock options. In calculating the number of dilutive shares outstanding, the shares of common stock underlying unvested restricted shares are assumed to have been delivered, and options are assumed to have been exercised, on the grant date. The assumed proceeds from the assumed vesting, delivery and exercising were calculated as the sum of (a) the amount of compensation cost attributed to future services and not yet recognized as of the end of the period and (b) the amount of tax benefit that was credited to additional paid-in capital assuming vesting and delivery of the restricted shares. The tax benefit is the amount resulting from a tax deduction for compensation in excess of compensation expense recognized for financial statement reporting purposes. Stock options and restricted shares outstanding were not included in the computation of diluted earnings per common share for the three and nine months ended September 30, 2009 and 2008, as their inclusion would have been anti-dilutive. The computation of earnings per share is as follows:

Cowen Group, Inc.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
	(in thousands, except per share data)
Net loss attributable to Cowen Group, Inc.	$(13,328)	$(61,705)	$(24,280)	$(61,762)
Shares for basic and diluted calculations:
Average shares used in basic computation	12,057	11,261	11,709	11,251
Stock options	—	—	—	—
Restricted shares	—	—	—	—
Average shares used in diluted computation	12,057	11,261	11,709	11,251
Earnings (loss) per share:
Basic	$(1.11)	$(5.48)	$(2.07)	$(5.49)
Diluted	$(1.11)	$(5.48)	$(2.07)	$(5.49)

19. Regulatory Requirements

As a registered broker-dealer, Cowen is subject to the Uniform Net Capital Rule 15c3-1 of the Securities Exchange Act of 1934 (the “Exchange Act”). Under the alternative method permitted by this Rule, Cowen’s minimum net capital requirement, as defined, is $1.0 million. Cowen is not permitted to withdraw equity if certain minimum net capital requirements are not met. As of September 30, 2009, Cowen had net capital of approximately $62.2 million, which was approximately $61.2 million in excess of its minimum net capital requirement of $1.0 million.

Pursuant to an exemption under Rule 15c3-3(k)(2)(ii) under the Exchange Act, Cowen is not required to calculate a reserve requirement and segregate funds for the benefit of customers since it clears its securities transactions on a fully disclosed basis and promptly transmits all customer funds and securities to the clearing broker-dealer which carries the accounts and maintains and preserves such books and records pertaining to them pursuant to Rules 17a-3 and 17a-4 under the Exchange Act.

Proprietary accounts of introducing brokers (“PAIB”) held at the clearing broker are considered allowable assets for net capital purposes, pursuant to agreements between Cowen and the clearing broker, which require, among other things, that the clearing broker performs computations for PAIB and segregates certain balances on behalf of Cowen, if applicable.

CIL is subject to the capital requirements of the Financial Services Authority (“FSA”) of the U.K. Financial Resources, as defined, must exceed the total Financial Resources requirement of the FSA. At September 30, 2009, CIL’s Financial Resources of $8.6 million exceeded the minimum requirement of $3.1 million by $5.5 million.

CAM UK is subject to the capital requirements of the FSA of the U.K. As per U.K. FSA regulation, Financial Resources, as defined, must exceed the Total Capital requirement, as defined. At September 30, 2009, CAM UK’s Financial Resources of $0.8 million exceeded the FSA’s minimum requirement of $0.6 million by $0.2 million.

CLAL is subject to the financial resources requirements of the Securities and Futures Commission (“SFC”) of Hong Kong. Financial Resources, as defined, must exceed the total Financial Resources requirement of the SFC. At September 30, 2009, CLAL’s Financial Resources of $0.3 million exceeded the minimum requirement of $0.03 million by $0.3 million.

20. Transaction Agreement

On June 3, 2009, the Company entered into a Transaction Agreement and Agreement and Plan of Merger (the “Transaction Agreement”), by and among the Company,  LexingtonPark Parent Corp (n/k/a Cowen Group, Inc.), Ramius LLC (f/k/a Park Exchange LLC, “Ramius”), RCG Holdings LLC (f/k/a Ramius LLC, “RCG”), and Lexington Merger Corp. The transactions contemplated by the Transaction Agreement closed on November 2, 2009.

Upon the closing of the transactions Park Exchange LLC acquired substantially all of the assets and assumed substantially all of the liabilities of RCG. At the closing of the transactions, 37,536,826 shares of the LexingtonPark Parent Corp’s Class A Common Stock were issued to RCG Holdings. Under the terms of the Transaction Agreement each outstanding share of common stock of the Company was converted into one share of Class A Common Stock of LexingtonPark Parent Corp. RCG received approximately 66.56% of LexingtonPark Parent Corp’s Class A common stock in exchange for the Ramius business and former Company shareholders received approximately 28.63% of LexingtonPark Parent Corp’s Class A common stock in exchange for the Company’s business. LexingtonPark Parent Corp is the parent of both the Company and Park Exchange LLC following the consummation of the transactions.

Concurrently with the completion of the transactions described above, HVB Alternative Advisors LLC (“HVB”), received approximately 2.7 million shares, or 4.81%, of the Class A Common Stock of LexingtonPark Parent Corp and approximately $10.4 million in exchange for transferring to the Company the 50% interest in Ramius’s fund of funds business not already owned by Ramius.

The business combination between Ramius and the Company was accounted for as an acquisition by Ramius of the Company. As a result, the historical financial statements of Ramius will become the historical financial statements of LexingtonPark Parent Corp. (n/k/a Cowen Group, inc.) when they issue financial statements for periods ending subsequent to the transaction date.